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                                                                      EXHIBIT 5
             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                 September 5, 1996

Computron Software, Inc.
Meadows Office Complex
301 Route 17 North
Rutherford, NJ  07070

          Re:  Computron Software, Inc. (The "Company")
               Registration Statement for 1,500,000 Shares of Common Stock

Ladies and Gentlemen,

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the 1,500,000 shares of Common Stock available for issuance under the Company's 1995 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1995 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Brobeck, Phleger & Harrison LLP
                                        BROBECK, PHLEGER & HARRISON LLP